UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

(Exact name of Registrant as specified in its charter)

Texas	0-026686	76-0465087
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

675 Bering, Suite 710
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 977-2600

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 12, 2007, we entered into employment agreements with Tommy A. Moore, Jr. and Bennie H. Duck, each of which is discussed in more detail below.

Employment Agreement with Tommy A. Moore, Jr.

On March 12, 2007, we entered into an employment agreement with Tommy A. Moore, Jr., our President and Chief Executive Officer.

The employment agreement provides for an employment term through March 12, 2010.  The employment term renews automatically annually for additional one-year terms unless either party gives six months prior written notice to the other party that the term shall cease to be extended.  The employment agreement provides for a base salary of $265,000 per year, beginning March 12, 2007.  Mr. Moore’s base salary may be increased from time to time at the discretion of the Compensation Committee.  Mr. Moore is entitled to receive an annual bonus equal to 5% of our consolidated pre-tax income.  Mr. Moore is also eligible to receive one or more incentive compensation bonuses determined by the Compensation Committee based on performance criteria adopted by the Compensation Committee.

In the event Mr. Moore is terminated by us without cause at a time other than within a two-year period after the occurrence of a change of control or if Mr. Moore terminates his employment with us for good reason at a time other than within a two-year period after the occurrence of a change of control, (a) Mr. Moore is entitled to receive a severance payment equal to the amount of the highest total compensation (including base salary and bonus) paid to Mr. Moore in any calendar year during Mr. Moore’s employment with us, (b) we are required to continue to maintain and pay the premiums for Mr. Moore’s and his family’s medical and dental benefits for a period of one year after termination, (c) all stock options and other incentive awards held by Mr. Moore will become fully vested and immediately exercisable and all restrictions on any restricted stock held by Mr. Moore will be removed, and (d) we will convey to Mr. Moore unencumbered title to our vehicle provided to Mr. Moore.  In addition, we will be required to pay Mr. Moore an additional amount to cover certain tax liabilities incurred by Mr. Moore in connection with the benefits or payments made pursuant to subsections (b) and (d) above.  We will also be required to make a gross-up payment to Mr. Moore equal to the amount of any excise tax imposed on him pursuant to Section 409A of the Internal Revenue Code.

In the event Mr. Moore is terminated by us without cause within a two-year period after the occurrence of a change of control or if Mr. Moore terminates his employment with us for good reason within a two-year period after the occurrence of a change of control, (a) Mr. Moore is entitled to receive a severance payment equal to two times the amount of the highest total compensation (including base salary and bonus) paid to Mr. Moore in any calendar year during Mr. Moore’s employment with us, (b) we are required to continue to maintain and pay the premiums for Mr. Moore’s and his family’s medical and dental benefits for a period of two years after termination, (c) all stock options and other incentive awards held by Mr. Moore will become fully vested and immediately exercisable and all restrictions on any restricted stock held by Mr. Moore will be removed, and (d) we will convey to Mr. Moore unencumbered title to our vehicle provided to Mr. Moore.   In addition, we will be required to pay Mr. Moore an additional amount to cover certain tax liabilities incurred by Mr. Moore in connection with the benefits or payments made pursuant to subsections (b) and (d) above. We will also be required to make a gross-up payment to Mr. Moore equal to the amount of any excise tax imposed on him pursuant to Section 409A of the Internal Revenue Code.

Employment Agreement with Bennie H. Duck

On March 12, 2007, we entered into an employment agreement with Bennie H. Duck, our Executive Vice President, Chief Financial Officer, and Treasurer.

The employment agreement provides for an employment term through March 12, 2010.  The employment term renews automatically annually for additional one-year terms unless either party gives six months prior written notice to the other party that the term shall cease to be extended.  The employment agreement provides for a base salary of $262,5 00 per year, beginning March 12, 2007.  Mr. Duck’s base salary may be increased from time to time at the discretion of the Compensation Committee.  Mr. Duck is also eligible to receive one or more incentive compensation bonuses determined by the Compensation Committee based on performance criteria adopted by the Compensation Committee, including a bonus for the 2007 fiscal year of between $100,000 and $150,000.

In the event Mr. Duck is terminated by us without cause or if Mr. Duck terminates his employment with us for good reason, (a) Mr. Duck is entitled to receive a severance payment equal to the amount of the highest total compensation (including base salary and bonus) paid to Mr. Duck in any calendar year during Mr. Duck’s employment with us, (b) we are required to continue to maintain and pay the premiums for Mr. Duck’s and his family’s medical and dental benefits for a period of one year after termination, (c) all stock options and other incentive awards held by Mr. Duck will become fully vested and immediately exercisable and all restrictions on any restricted stock held by Mr. Duck will be removed, and (d) we will convey to Mr. Duck unencumbered title to our vehicle provided to Mr. Duck.  In addition, we will be required to pay Mr. Duck an additional amount to cover certain tax liabilities incurred by Mr. Duck in connection with the benefits or payments made pursuant to subsections (b) and (d) above.  We will also be required to make a gross-up payment to Mr. Duck equal to the amount of any excise tax imposed on him pursuant to Section 409A of the Internal Revenue Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

Date: March 15, 2007	By:	/s/ Bennie H. Duck
Bennie H. Duck
Secretary, Treasurer, and Chief Financial Officer